Exhibit 99.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) dated and effective on August 10, 2022, is effective immediately as of July 14, 2023, by and between Steven Lu, an individual residing at 21066 Willow Heights Drive, Diamond Bar, CA 91765 (the “Seller”) and Hong Dong residing at 21066 Willow Heights Drive, Diamond Bar, CA 91765 (also the “Seller” and collectively “Sellers”) and Focus Universal Inc., a Nevada corporation (the “Purchaser” or the “Company”) (with both Purchaser and Seller being the “Parties”).

AMENDMENT TO RECITAL

Under the terms and provisions set forth in this Agreement, and pursuant to that certain Settlement and Release Agreement executed by and between the Parties of even date herewith, Seller desires hereby to sell, transfer and assign to Purchaser, and Purchaser desires hereby to purchase and acquire from Seller, 1,300,000 shares of Common Stock, $0.001 par value (the “Common Stock”), of the Company.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, Seller and Purchaser hereby agree as follows:

1.                Amendment to Section 1. Sale, Transfer and Assignment of Common Stock. Under the terms and provisions set forth in this Agreement, Seller hereby agrees to sell, transfer and assign to Purchaser, and Purchaser hereby agrees to purchase and acquire from Seller, 1,300,000 total shares (the “Shares”) of the Company, owned of record and beneficially by Seller immediately before the Closing (as defined in Section 3 of this Agreement). Of which, 750,000 shares are held in the name of Hong Dong and 550,000 shares were held in the name of Steven Lu, prior to transferring 400,000 shares to Focus Universal.

2.                Amendment to Section 2. Purchase Price. The remaining balance of the aggregate purchase price shall be reduced to $965,000 of the $1,000,000 outstanding balance due to the Sellers for the total aggregate number of shares to be purchased, with no penalties of any kind. This includes the 400,000 already transferred to Focus Universal and the 900,000 shares yet to be transferred. Of which, 750,000 shares of the shares yet to be transferred are held in the name of Hong Dong and 150,000 remaining to be transferred shares held in the name of Steven Lu for a total of 900,000 to be transferred and 400,000 already transferred.

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement to be effective as of the date first written above.

“Seller”:

/s/ Steven Lu
Steven Lu Address: 21066 Willow Heights Drive Diamond Bar, CA 91765

1

“Seller”:

/s/ Hong Dong
Hong Dong Address: 21066 Willow Heights Drive Diamond Bar, CA 91765

“Purchaser”: FOCUS UNIVERSAL INC.

/s/ Desheng Wang

Desheng Wang Address: 2311 East Locust Court Ontario, CA 91761

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

2